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                                                                   Exhibit 23.7
[KPMG LETTERHEAD]

         111 North Orange Avenue, Suite 1600             Telephone 407 423 3426
         P.O. Box 3031                                   Fax 407 648 8557
         Orlando, FL 32802








The Board of Directors
Centerstate Banks of Florida

We consent to the use of our opinion included herein regarding certain Federal tax consequences expected to result from the merger and to the reference to our firm under the heading "Federal Income Tax Consequences of the Merger".



                                                      KPMG LLP

Orlando, Florida
March 15, 2000